                                                                    EXHIBIT 10.9

              EMPLOYMENT, CONFIDENTIALITY AND NONCOMPETE AGREEMENT

      This Employment, Confidentiality and Noncompete Agreement ("Agreement") is made and entered into effective as of the 10th day of September, 2001, by and between Build-A-Bear Workshop, Inc., a Delaware corporation ("Company"), and Teresa Kroll ("Employee").

      WHEREAS, Company desires to employ and Employee desires to be employed as the Chief Marketing Officer of Company.

      WHEREAS, Company is engaged in, among other things, the business of production, marketing, promotion and distribution of stuffed animals, clothing, accessories and similar items, including without limitation, the ownership, management, franchising, leasing and development of retail stores in which the basic operation is the selling of such items. The Company is headquartered and its principal place of business are located in, and this Agreement is being signed in, St. Louis, Missouri.

      WHEREAS, Company conducts business in selected locations throughout the United States.

      WHEREAS, Company has expended a great deal of time, money and effort to develop and maintain its proprietary Confidential Information (as defined herein) which is material to Company and which, if misused or disclosed, could be very harmful to Company's business.

      WHEREAS, the success of Company depends to a substantial extent upon the protection of its Confidential Information and customer goodwill by all of its employees.

      WHEREAS, Company compensates its employees to, among other things, develop and preserve goodwill with its customers on Company's behalf and business information for Company's ownership and use.

      WHEREAS, if Employee were to leave Company, Company, in all fairness, would need certain protections in order to prevent competitors of Company from gaining an unfair competitive advantage over Company or diverting goodwill from Company, or to prevent Employee from misusing or misappropriating the Confidential Information.

      NOW, THEREFORE, in consideration of the compensation and other benefits of Employee's employment by Company and the recitals, mutual covenants and agreements hereinafter set forth, Employee and Company agree as follows:

      1. Employment Services.


         (a) Employee is hereby employed by Company, and Employee hereby accepts such employment, upon the terms and conditions hereinafter set forth. Employee shall serve as Chief Marketing Officer, during the Employment Period, on a full-time basis. Employee shall carry out such duties as are assigned to her by Company's President and Chief Executive Officer.

         (b) Employee agrees that throughout Employee's employment with Company, Employee will (i) faithfully render such services as may be delegated to Employee by Company, (ii) devote substantially all of Employee's entire business time, good faith, best efforts, ability, skill and attention to Company's business, and (iii) follow and act in accordance with all of the rules, policies and procedures of Company, including but not limited to working hours, sales and promotion policies, and specific Company rules. Company further agrees that it shall not relocate its headquarters outside of the St. Louis metropolitan area during the term of this Agreement or otherwise during the term of this Agreement require Employee to relocate her residence outside of the St. Louis metropolitan area.

         (c) "Company" means Build-A-Bear Workshop, Inc. or one of its Subsidiaries, whichever is Employee's employer. The term "Subsidiary" means any corporation, joint venture or other business organization in which Build-A-Bear Workshop, Inc. now or hereafter, directly or indirectly, owns or controls more than fifty percent (50%) interest.

      2. Term of Employment. The term of this Agreement shall commence on the date first set forth above, and shall end on September 9, 2002, unless sooner terminated as provided in Section 4 hereof (the "Initial Term"). Following the Initial Term, this Agreement shall automatically renew for successive one-year periods (each a "Renewal Period"; collectively, the Initial Term and each Renewal Period, the "Employment Period"), unless sooner terminated as provided in Section 4 hereof.

      3. Compensation.

         (a) Signing Bonus. Company shall pay Employee a one-time signing bonus of Ten Thousand Dollars ($10,000) (the "Signing Bonus"), payable with the first installment of Employee's base salary.

         (b) Base Salary. During the Employment Period, Company shall pay Employee as compensation for her services an annual base salary of not less than One Hundred Eighty-Five Thousand Dollars ($185,000), payable in accordance with Company's usual practices. Employee's annual base salary rate shall be reviewed by Company's Compensation Committee at least annually for increase following each fiscal year so that Employee's salary will be commensurate for similarly situated executives with firms similarly situated to Company; provided, however, that if Employee's individualized performance targets (set for each fiscal year by Employee and Employee's team leader) are achieved, Employee's annual base salary rate shall not be subject to decrease at any time during the Employment Period and shall be subject to annual increase by no less than the average percentage increase given to all other Company executive employees for such fiscal year (the "Average Increase"). Notwithstanding the foregoing, for the fiscal year ended December 31, 2001, the Average Increase shall be pro-rated so that Employee shall only be entitled to three-twelfths of her base salary increase, if any.

         (c) Bonus. Should Company exceed its sales, profits and other objectives as set forth on EXHIBIT 3(c) attached hereto for the fiscal year beginning January 2, 2001 and ending

December 31, 2001, Employee shall receive a bonus for such fiscal year equal to 35% of Employee's actual annual Base Salary paid during such fiscal year, such bonus to be payable in cash, stock or stock options, or combinations thereof, as agreed to by the Board of Directors and Employee. Should Company exceed its sales, profits and other objectives as agreed upon between Employee and Board of Directors at the beginning of each calendar year for any fiscal year thereafter during the Employment Period, Employee shall be entitled to receive a bonus for such fiscal year equal to an amount agreed upon by Employee and the Board of Directors, such bonus to be payable in cash, stock or stock options, or combination thereof, as agreed to by the Board of Directors and Employee; provided that in no event shall such bonus be less than 35% of Employee's actual annual Base Salary paid during such fiscal year. In the event of termination of this Agreement because of Employee's death or disability (as defined by paragraph 4(b)), or pursuant to Employee's right to terminate this Agreement under paragraph 4, the bonus criteria shall not change and any bonus shall be pro-rated based on the number of full calendar weeks during the applicable fiscal year during which Employee was employed hereunder.


         Such bonus, if any, shall be payable after Company's accountants have determined the sales and profits and have issued their audit report with respect thereto for the applicable fiscal year, which determination shall be binding on the parties. Any such bonus shall be paid within one hundred twenty (120) days after the end of each calendar year or thirty (30) days after the issuance of the auditor's report, whichever is later, regardless of Employee's employment status at the time payment is due. For the period after the fiscal year ending December 31, 2001, Employee's bonus shall be based upon Company exceeding sales and profit objectives as agreed upon between Employee and Board of Directors at the beginning of each calendar year. The objectives and formula for determining bonuses, once agreed upon, shall be put in writing and signed by Employee and Board of Directors

         (d) Stock Options. Subject to approval by Company's Compensation Committee, an option to purchase 20,000 shares of Company's common stock, par value $.01 per share (the "Common Stock") at a purchase price per share equal to the per share fair market value (as determined by the Compensation Committee) of the Common Stock on the date such option is granted, will be granted to Employee, pursuant to the terms set forth more particularly in the Option Agreement (the "Option Agreement") used in connection with the Build-A-Bear Workshop, Inc. 2000 Stock Option Plan (the "Plan"). Subject to the terms of the Option Agreement and the Plan, it is intended that such option will vest in equal increments of 4,000 shares each over a period of five (5) years from the date of grant. It is also intended that such option will be granted pursuant to the Plan, and will be an incentive stock option. Future options to purchase the Common Stock may granted upon the recommendation of the Chief Executive Officer, in her discretion, and approval of the Compensation Committee.

         (e) Relocation Expenses. Company shall reimburse Employee for the reasonable cost of the following relocation expenses: (i) transportation of all Employee's household goods via a national moving company from Employee's current home in New Jersey to St. Louis, Missouri; (ii) real estate commission expense up to seven percent (7%) on the sale price of Employee's current home in New Jersey; (iii) an amount equal to one (1) point of the purchase price upon closing of the purchase of Employee's new home in St. Louis, Missouri; (iv) transportation, lodging and meal expenses for a reasonable amount of househunting trips to St. Louis, Missouri for Employee and Employee's spouse; (v) temporary housing for Employee and Employee's spouse for a reasonable length of time until Employee can relocate to a permanent home in St. Louis, Missouri; (vi) during the period of time, if any, after Employee closes on a permanent home in St. Louis, Missouri but prior to Employee selling her home in New Jersey, the lesser of the payments on the permanent home in St. Louis or her home in New Jersey; and (vii) the amount of income taxes payable by Employee on the items listed in this Section 3(e) which are deemed taxable income (collectively, the "Relocation Expenses"). Employee will provide written back-up for such Relocation Expenses as Company may reasonably request.

         (f) Discounts. Employee and her immediate family will be entitled to a 20% discount for all merchandise purchased at Company's stores.

         (g) Vacation. After completing ninety (90) days of continuous service, Employee shall be entitled to fifteen (15) days per calendar year of paid vacation, and paid sick leave on the same basis as may from time to time apply to other Company executive employees generally. Vacations will be scheduled with the approval of Company's President and Chief Executive Officer, who may block out certain periods of time during which vacations may not be taken, including preceding Valentine's Day, preceding Easter, from November 1 through December 31, during Company inventory, and just prior to store openings. One-third of one year's vacation (or any part of it) may be carried over to the next year; provided that such carry over is used in the first calendar quarter of the next year. All unused vacation shall be forfeited. No more than two weeks of vacation can be taken at one time. After completing ninety (90) days of continuous service, Employee shall also be entitled to one (1) day per calendar year of paid vacation to be taken in the month of her birthday. After completing ninety
(90) days of continuous service, if Employee finds that the amount of vacation and sick leave granted hereunder is inadequate to meet her needs, she may request additional leave from Company's President and Chief Executive Officer.

         (h) Long-Term Disability. Employee shall qualify for all rights and benefits for which Employee may be eligible under Company's group long-term disability plan. In the event Company's group long-term disability plan is not in place at the beginning of the Employment Period, Company shall reimburse Employee for the reasonable cost of an individual long-term disability plan procured by Employee until such time as the group long-term disability plan is in place. In the event Company elects not to procure a group plan, Company shall procure an individual long-term disability plan for Employee or continue reimbursing Employee for the reasonable cost of her plan, as applicable.

         (i) Other. Employee shall be eligible for such other perquisites as may from time to time be awarded to Employee by Company payable at such times and in such amounts as Company, in its sole discretion, may determine. All such compensation shall be subject to customary withholding taxes and other employment taxes as required with respect thereto. Employee shall also qualify for all rights and benefits for which Employee may be eligible under any benefit plans including group life, medical, health, dental and/or disability insurance or other benefits which are provided for employees generally at her then current location of employment. To the extent Employee is eligible for such coverage, Company shall reimburse Employee for the cost of COBRA coverage during the period, if any, between the termination of Employee's medical/health benefits at her previous employer and the beginning of Employee's coverage under Company's medical/health benefit plans.

         4. Termination of Employment. Prior to the expiration of the Employment Period, this Agreement and Employee's employment may be terminated by Company as follows:

         (a) Upon Employee's death;

         (b) Upon thirty (30) day's prior written notice to Employee in the event Employee, by reason of permanent physical or mental disability (which shall be determined by a physician selected by Company or its insurers and acceptable to Employee or Employee's legal representative (such agreement as to acceptability not to be withheld unreasonably), shall be unable to perform the essential functions of her position, with or without reasonable accommodation, for three (3) consecutive months; provided, however, Employee shall not be terminated due to permanent physical or mental disability unless or until said disability also entitles Employee to benefits under such disability insurance policy as is provided to Employee by Company.

         (c) For cause, which for the purposes of this Agreement shall mean: (i) Employee's engagement in any conduct which, in Company's reasonable determination, constitutes gross misconduct, or is illegal, unethical, improper or which otherwise brings detrimental notoriety or material harm to Company;
(ii) gross negligence or willful misconduct; (iii) conviction of fraud or theft;
(iv) a material breach of a material provision of this Agreement by Employee, or
(v) failure of Employee to follow a written directive of the Chief Executive Officer or the Board of Directors within thirty (30) days after receiving such notice, provided that such directive is reasonable in scope or is otherwise within the Chief Executive Officer's or the Board's reasonable business judgment, and is reasonably within Employee's control.

         In addition, Employee's employment may be terminated by Employee in the event of a material breach of a material provision of this Agreement by Company, provided Company does not cure said breach within thirty (30) days after Employee provides the Board of Directors with written notice of the breach.

    Upon termination of this Agreement, all rights and obligations of the parties hereunder shall cease, except termination of employment pursuant to this
Section 4 or otherwise shall not terminate or otherwise affect the rights and obligations of the parties pursuant to Sections 5 through 13 hereof; provided, however, should Company terminate Employee's employment for any reason other than matters set forth in Section 4(b) or 4(c) of this Agreement during the period ending September 9, 2002, Company shall continue her base salary until the earlier of September 9, 2002 or such time as Employee has obtained other employment; and, provided, further, should Employee voluntarily resign or should Company terminate Employee's employment pursuant to Section 4(c) of this Agreement during the period ending September 9, 2002, Employee shall repay the Signing Bonus in full and a pro-rata portion of the Relocation Expenses. Employee shall accept these payments in full discharge of all obligations of any kind which Company has to her except obligations, if any, to repurchase any capital stock of Company owned by Employee.

      5.   Confidential Information.

         (a) Employee agrees to keep secret and confidential, and not to use or disclose to any third parties, except as directly required for Employee to perform Employee's employment responsibilities for Company, any of Company's proprietary Confidential Information.

         (b) Employee acknowledges and confirms that certain data and other information (whether in human or machine readable form) that comes into her possession or knowledge (whether before or after the date of this Agreement) and which was obtained from Company, or obtained by Employee for or on behalf of Company, and which is identified herein (the "Confidential Information") is the secret, confidential property of Company. This Confidential Information includes, but is not limited to:

                  (1) lists or other identification of customers or prospective customers of Company (and key individuals employed or engaged by such parties);

                  (2) lists or other identification of sources or prospective sources of Company's products or components thereof (and key individuals employed or engaged by such parties);

                  (3) all compilations of information, correspondence, designs, drawings, files, formulae, lists, machines, maps, methods, models, notes or other writings, plans, records and reports;

                  (4) financial, sales and marketing data relating to Company or to the industry or other areas pertaining to Company's activities and contemplated activities (including, without limitation, manufacturing, transportation, distribution and sales costs and non-public pricing information);

                  (5) equipment, materials, procedures, processes, and
            techniques used in, or related to, the development, manufacture, assembly, fabrication or other production and quality control of Company's products and services;

                  (6) Company's relations with its customers, prospective
            customers, suppliers and prospective suppliers and the nature and type of products or services rendered to such customers (or proposed to be rendered to prospective customers);

                  (7) Company's relations with its employees (including, without limitation, salaries, job classifications and skill levels); and

                  (8) any other information designated by Company to be
            confidential, secret and/or proprietary (including without limitation, information provided by customers or suppliers of Company).

Notwithstanding the foregoing, the term Confidential Information shall not consist of any data or other information which has been made publicly available or otherwise placed in the public domain other than by Employee in violation of this Agreement.

         (c) During the Employment Period, Employee will not copy, reproduce or otherwise duplicate, record, abstract, summarize or otherwise use, any papers, records, reports, studies, computer printouts, equipment, tools or other property owned by Company except as expressly permitted by Company in writing or required for the proper performance of her duties on behalf of Company.

      6. Post-Termination Restrictions. Employee recognizes that (i) Company has spent substantial money, time and effort over the years in developing and solidifying its relationships with its customers and suppliers and in developing its Confidential Information; (ii) long-term customer relationships often can be difficult to develop and require a significant investment of time, effort and expense; (iii) Company has paid its employees to, among other things, develop and preserve business information, customer goodwill, customer loyalty and customer contacts for and on behalf of Company; and (iv) Company is hereby agreeing to employ and pay Employee based upon Employee's assurances and promises not to divert goodwill of customers or suppliers of Company, either individually or on a combined basis, or to put herself in a position following Employee's employment with Company in which the confidentiality of Company's Confidential Information might somehow be compromised. Accordingly, Employee agrees that during the Employment Period and for the period of time set forth below following termination of employment, provided termination is in accordance with the terms of paragraph 4(b) or (c) or due to expiration of the Employment Period, Employee will not, directly or indirectly (whether as owner, partner, consultant, employee or otherwise):

         (a) for three (3) years, engage in, assist or have an interest in, or enter the employment of or act as an agent, advisor or consultant for, any person or entity which is engaged in, or will be engaged in, the development, manufacture, supplying or sale of a product, process, service or development which is competitive with a product, process, service or development on which Employee worked or with respect to which Employee has or had access to Confidential Information while at Company ("Restricted Activity"), and which is located within 100 miles of any Company retail store;

         (b) for three (3) years, solicit, call on or provide any Restricted Activity to any customer or active prospective customer of Company which was a customer or supplier of Company at any time during the most recent twelve (12) months of Employee's employment by Company, or cause or attempt to cause such a person to divert, terminate, limit, modify or fail to enter into any existing or potential relationship with Company; or

         (c) for three (3) years, induce or attempt to induce any employee, consultant or advisor of Company to accept employment or an affiliation involving Restricted Activity;

provided, however, that following termination of her employment, Employee shall be entitled to be an employee of an entity that engages in Restricted Activity so long as: (i) the sale of stuffed animals is not a principal business of the entity; (ii) Employee has no direct or personal involvement in the sale of stuffed animals; and (iii) neither Employee, her relatives, nor any other entities with which she is affiliated own more than 1% of the entity. As used in this paragraph 6, "principal business" shall mean that greater than 10% of revenues received during the twelve (12) months preceding a dispute under this paragraph 6 were derived from the sale of stuffed animals and related products, or otherwise derives revenues from a retail concept that is similar in any material regard to Company.

      7. Acknowledgment Regarding Restrictions. Employee recognizes and agrees that the restraints contained in Section 6 (both separately and in total) are reasonable and enforceable in view of Company's legitimate interests in protecting its Confidential Information and customer goodwill and the limited scope of the restrictions in Section 6.

      8.   Inventions.

      Any and all ideas, inventions, discoveries, patents, patent applications, continuation-in-part patent applications, divisional patent applications, technology, copyrights, derivative works, trademarks, service marks, improvements, trade secrets and the like (collectively, "Inventions"), which are developed, conceived, created, discovered, learned, produced and/or otherwise generated by Employee, whether individually or otherwise, during the time that Employee is employed by Company, whether or not during working hours, that relate to (i) current and anticipated businesses and/or activities of Company,
(ii) the current and anticipated research or development of Company, or (iii) any work performed by Employee for Company, shall be the sole and exclusive property of Company, and Company shall own any and all right, title and interest to such Inventions. Employee assigns, and agrees to assign to Company whenever so requested by Company, any and all right, title and interest in and to any such Invention, at Company's expense, and Employee agrees to execute any and all applications, assignments or other instruments which Company deems desirable or necessary to protect such interests, at Company's expense.

      9. Company Property. Employee acknowledges that any and all notes, records, sketches, computer diskettes, training materials and other documents relating to Company obtained by or provided to Employee, or otherwise made, produced or compiled during the Employment Period, regardless of the type of medium in which they are preserved, are the sole and exclusive property of Company and shall be surrendered to Company upon Employee's termination of employment and on demand at any time by Company.

      10. Non-Waiver of Rights. Either party's failure to enforce at any time any of the provisions of this Agreement or to require at any time performance by the other party of any of the provisions hereof shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement, or any part hereof, or the right of the non-breaching party thereafter to enforce each and every provision in accordance with the terms of this Agreement.

      11. Company's Right to Injunctive Relief. In the event of a breach or threatened breach of any of Employee's duties and obligations under the terms and provisions of Sections 5, 6, or 8 hereof, Company shall be entitled, in addition to any other legal or equitable remedies it may have in connection therewith (including any right to damages that it may suffer), to temporary, preliminary and permanent injunctive relief restraining such breach or threatened breach. Employee hereby expressly acknowledges that the harm which might result to Company's business as a result of any noncompliance by Employee with any of the provisions of Sections 5, 6 or 8 would be largely irreparable. Employee specifically agrees that if there is a question as to the enforceability of any of the provisions of Sections 5, 6 or 8 hereof, Employee will not engage in any conduct inconsistent with or contrary to such Sections until after the question has been resolved by a final judgment of a court of competent jurisdiction.

      12. Judicial Enforcement. If any provision of this Agreement is adjudicated to be invalid or unenforceable under applicable law in any jurisdiction, the validity or enforceability of the remaining provisions thereof shall be unaffected as to such jurisdiction and such adjudication shall not affect the validity or enforceability of such provisions in any other jurisdiction. To the extent that any provision of this Agreement is adjudicated to be invalid or unenforceable because it is overbroad, that provision shall not be void but rather shall be limited only to the extent required by applicable law and enforced as so limited. The parties expressly acknowledge and agree that this Section is reasonable in view of the parties' respective interests.

      13. Employee Representations. Employee represents that the execution and delivery of the Agreement and Employee's employment with Company do not violate any previous employment agreement or other contractual obligation of Employee.

      14. Amendments. No modification, amendment or waiver of any of the provisions of this Agreement shall be effective unless in writing specifically referring hereto, and signed by the parties hereto. This Agreement supersedes all prior agreements and understandings between Employee and Company to the extent that any such agreements or understandings conflict with the terms of this Agreement.

      15. Assignments. This Agreement shall be freely assignable by Company to and shall inure to the benefit of, and be binding upon, Company, its successors and assigns and/or any other entity which shall succeed to the business presently being conducted by Company. Being a contract for personal services, neither this Agreement nor any rights hereunder shall be assigned by Employee.

      16. Choice of Forum and Governing Law. In light of Company's substantial contacts with the State of Missouri, the parties' interests in ensuring that disputes regarding the interpretation, validity and enforceability of this Agreement are resolved on a uniform basis, and Company's execution of, and the making of, this Agreement in Missouri, the parties agree that: (i) any litigation involving any noncompliance with or breach of the Agreement, or regarding the interpretation, validity and/or enforceability of the Agreement, shall be filed and conducted in the state or federal courts in St. Louis City or County, Missouri; and (ii) the Agreement shall be interpreted in accordance with and governed by the laws of the State of Missouri, without regard for any conflict of law principles.

      17. ARBITRATION. ANY CONTROVERSY OR CLAIM ARISING OUT OF, OR RELATING TO THIS AGREEMENT, THE BREACH THEREOF, OR EMPLOYEE'S EMPLOYMENT BY COMPANY, SHALL, AT COMPANY'S SOLE OPTION, BE SETTLED BY BINDING ARBITRATION IN THE COUNTY OF ST. LOUIS IN ACCORDANCE WITH THE RULES THEN IN FORCE OF THE AMERICAN ARBITRATION ASSOCIATION, AND JUDGMENT UPON THE AWARD RENDERED MAY BE ENTERED AND ENFORCED IN ANY COURT HAVING JURISDICTION THEREOF. THE CONTROVERSIES OR CLAIMS SUBJECT TO ARBITRATION AT COMPANY'S OPTION UNDER THIS AGREEMENT INCLUDE, WITHOUT LIMITATION, THOSE ARISING UNDER TITLE VII OF THE CIVIL RIGHTS ACT OF 1964, 42 U.S.C. SECTION 1981, THE AGE DISCRIMINATION IN EMPLOYMENT ACT, THE AMERICANS WITH DISABILITIES ACT, THE FAMILY AND MEDICAL LEAVE ACT, THE WORKER ADJUSTMENT AND RETRAINING NOTIFICATION ACT, THE MISSOURI HUMAN RIGHTS ACT, LOCAL LAWS GOVERNING EMPLOYMENT, AND THE STATUTORY AND/OR COMMON LAW OF CONTRACT AND TORT. IN THE EVENT EMPLOYEE COMMENCES ANY ACTION IN COURT WHICH COMPANY HAS THE RIGHT TO SUBMIT TO BINDING ARBITRATION, COMPANY SHALL HAVE SIXTY (60) DAYS FROM THE DATE OF SERVE OF A SUMMONS AND COMPLAINT UPON COMPANY TO DIRECT IN WRITING THAT ALL OR ANY PART OF THE DISPUTE BE ARBITRATED. ANY REMEDY AVAILABLE IN ANY COURT ACTION SHALL ALSO BE AVAILABLE IN ARBITRATION.

      18. Headings. Section headings are provided in this Agreement for convenience only and shall not be deemed to substantively alter the content of such sections.

                            [SIGNATURE PAGE FOLLOWS]


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



PLEASE NOTE: BY SIGNING THIS AGREEMENT, EMPLOYEE IS HEREBY CERTIFYING THAT EMPLOYEE (A) HAS RECEIVED A COPY OF THIS AGREEMENT FOR REVIEW AND STUDY BEFORE EXECUTING IT; (B) HAS READ THIS AGREEMENT CAREFULLY BEFORE SIGNING IT; (C) HAS HAD SUFFICIENT OPPORTUNITY BEFORE SIGNING THE AGREEMENT TO ASK ANY QUESTIONS EMPLOYEE HAS ABOUT THE AGREEMENT AND HAS RECEIVED SATISFACTORY ANSWERS TO ALL SUCH QUESTIONS; AND (D) UNDERSTANDS EMPLOYEE'S RIGHTS AND OBLIGATIONS UNDER THE AGREEMENT.

      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the day and year first above written.

      THIS AGREEMENT CONTAINS A BINDING ARBITRATION PROVISION WHICH MAY BE ENFORCED BY COMPANY.


                                     /s/ Teresa Kroll
                                 -----------------------------------------
                                 Teresa Kroll

                                 Address:     #4 Ivy Lane
                                              Manalapan, New Jersey  07726


                                 BUILD-A-BEAR WORKSHOP, INC.



                                 By: /s/ Maxine Clark
                                    --------------------------------------
                                 Name: Maxine Clark
                                 Title: President

                                                                    EXHIBIT 3(c)

The goals and objectives for Employee shall be mutually agreed upon by Employee and the Compensation Committee at the first Compensation Committee meeting after the date of this Agreement.



                                       12